EXHIBIT 10.8

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                                 PROMISSORY NOTE

$244,844.00                                                   Exton, PA
                                                              September 10, 1996

     FOR VALUE RECEIVED, Eugene C. Parkerson, an individual residing in the Commonwealth of Pennsylvania (the "Maker") hereby promises to pay to the order of CHEMICAL LEAMAN CORPORATION, a Pennsylvania corporation (the "Holder"), at such place as the Holder may designate from time to time in writing, the principal sum of Two hundred forty-four thousand eight hundred forty-four dollars ($244,844.00) in lawful money of the United States of America, together with interest on the outstanding principal balance hereunder as hereinafter provided. This Promissory Note is made in connection with the purchase by Maker and the sale by the Holder of shares of the common stock of the Holder (the "Shares") pursuant to the terms of a Stock Purchase Agreement (the "Agreement"), dated the date hereof, by and among the Maker and the Holder. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

     1. Pavements of Interest and Principal. Payments of principal plus interest shall be payable in accordance with the terms hereof. If not prepaid in full prior thereto, the outstanding principal balance hereunder shall be paid in full on the tenth (10th) anniversary of the date of this Note (the "Maturity Date"). Interest shall be payable on the unpaid principal hereof outstanding from time to time at a rate equal to 7.25% per annum. Interest shall be payable annually, in arrears, commencing on December 31, 1996, and continuing each year thereafter, until the Maturity Date, with the final installment of interest, and any other accrued and unpaid interest hereon, payable on the Maturity Date. Interest shall be calculated on the basis of actual days elapsed over a 365-day year and shall be payable until the Maturity Date or until this Note is prepaid in full pursuant to the terms set forth below. All amounts payable hereunder shall be paid by the Maker in lawful money of the United States of America, by check or wire transfer (at the Maker's option), or any other method approved in advance by the Holder at the place designated by the Holder in writing to the Maker, in immediately available and freely transferable funds at such place of payment. Notwithstanding anything herein to the contrary, the effective rate of interest hereunder shall not exceed the maximum effective rate of interest permitted by applicable law or regulation.

     2. Prepayments.

        a. The Maker may prepay at any time all or any portion of the sums due hereunder without penalty or premium.

        b. In the event that, from time to time, the Maker (or any person to whom any of the Shares are transferred in accordance with Section 1l(e) of the Agreement) sells, transfers or conveys all or any portion of the Shares for consideration, including without limitation to the Holder, the Maker shall immediately thereafter prepay this Note to the extent of the net proceeds realized by the Maker (or such other seller) upon such sale. transfer or conveyance. For purposes

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hereof, "net proceeds" shall be defined as the gross proceeds realized by the
Maker (or such other seller), less only reasonable attorneys' fees and other customary and usual transaction costs incurred by Maker (or such other seller) in connection therewith.

        c. In the event that, from time to time, the Maker (or any person to whom any of the Shares are transferred in accordance with Section 11(e) of the Agreement) shall receive cash dividends in respect of the Shares, the Maker shall immediately thereafter prepay this Note to the extent of such dividends received by the Maker (or such other seller).

        d. Any prepayment hereunder shall be applied first to any accrued and unpaid interest and then to principal in the inverse order of the due dates of the installments thereof.

     3. Events of Default. The occurrence of one or more of the following events shall constitute an event of default hereunder (an "Event of Default"):

        a. should there be any default in the payment of any installment of principal and/or interest on any day whereon the same is payable as above expressed, including without limitation, a mandatory prepayment pursuant to Sections 2(b) or 2(c) hereof, and such default shall continue for a period of five (5) days after written notice thereof from the Holder to the Maker; or

        b. in the event that the Maker (i) makes an assignment for the benefit of creditors, (ii) admits in writing his inability to pay his debts as they become due, (iii) files a voluntary petition in bankruptcy, (iv) is adjudicated as bankrupt or insolvent, (v) files any petition or answer seeking for himself any relief under laws relating to reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law, or regulation, (vi) files any answer admitting or not contesting the material allegation of a petition filed against the Maker in any such proceeding, or (vii) seeks, consents to, or acquiesces in, the appointment of any trustee, receiver, or liquidator of the Maker or of all or any substantial part of the properties of the Maker; or

        c. if, within 60 days after the commencement of an action against the Maker seeking any relief under laws relating to reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings under such action affecting the operations or the business of the Maker stayed, or if the stay of any such order or proceeding shall later be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Maker of any trustee, receiver, or liquidator of the Maker or of all or any substantial part of the properties of the Maker, such appointment shall not have been vacated.

     4. Remedies. Upon the occurrence of any Event of Default, the entire unpaid principal sum hereunder plus any and all interest accrued thereon plus all other sums due and payable to the Holder hereunder shall, at the option of the Holder, become due and payable immediately. In the event that legal proceeding s are instituted to collect any amount due hereunder, the Maker agrees to pay the Holder, in addition to the amount of the unpaid balance

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of principal and interest, all costs and expenses of such proceedings, including reasonable attorney's fees. The remedies of the Holder provided herein and in the Agreement, and the warrants of attorney herein or therein contained, shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

     5. Non-Recourse. Notwithstanding the face amount hereof, or any other provisions herein or in the Agreement, the Maker shall only be personally liable under this Note for (a) an amount not to exceed twenty percent (20%) of (i) the original face amount hereof, plus (ii) the aggregate amount of any interest owing to the Holder from time to time hereunder, and (b) any amounts required to be prepaid pursuant to Sections 2(b) and 2(c) hereof, and the Maker shall have no other personal liability on account of this Note; provided that, in the event that the Maker shall sell, transfer or convey all of the Shares to the Holder in exchange for an amount that, together with all amounts paid to the Holder pursuant to Section 5(b) hereof, does not equal or exceed the sum expressed in
Section 5(a) hereof, the Maker shall not be personally liable in respect hereof for any additional amounts.

     6. Notices. Notices of prepayment and all other notices to be given to the Holder shall be given by overnight U.S. registered mail (return receipt requested), overnight courier, or telecopier to the Holder at 102 Pickering Way, Exton, Pennsylvania 19341, or at such other address as the Holder shall notify the Maker thereof in writing.

     7. Waivers. The Maker, to the extent permitted by law, waives and agrees not to assert or take advantage of any of the following: (a) acceptance or notice of acceptance of this Note by the Maker; (b) presentment and/or demand for payment of this Note or any indebtedness or obligations hereby promised; and
(c) protest any notice of dishonor with respect to this Note or any indebtedness or performance of obligations arising hereunder.

     8. Exclusive Jurisdiction. Maker agrees that any action or proceeding against him to enforce the Note shall be commenced in state or federal court in the County of Chester in the Commonwealth of Pennsylvania, and Maker waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served in accordance with the notice provisions set forth herein.

     9. Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.


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     10. Transfer, etc.; Successors and Assigns. Neither the Maker nor the
Holder may assign or delegate any of its rights or obligations (as the case may be) under this Note, except that the Holder may assign this Note to any subsidiary or affiliate thereof.

     11. Captions. The captions or headings of the paragraphs in this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

     12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to conflict of laws principles.

     IN WITNESS WHEREOF, the Maker has duly executed this Note the day and year above first written.

    Witness


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                                                    EUGENE C. PARKERSON